Exhibit 10.1
November 25, 2008
Allied Waste Industries, Inc.
18500 N. Allied Way
Phoenix, Arizona 85054

Re:	Agreement and Plan of Merger, dated as of June 22, 2008, as amended July 31, 2008 (“Merger Agreement”), pursuant to which Republic Services, Inc. (“Republic Parent”) will acquire 100% of the outstanding capital stock of Allied Waste Industries, Inc. (“Allied”) through a merger of RS Merger Wedge, Inc., a wholly owned subsidiary of Republic Parent, with and into Allied (“Merger”).
Ladies and Gentlemen:
     We refer to the respective indebtedness of Republic Parent and Allied, and their respective subsidiaries, described on Exhibit A attached hereto (“Indebtedness”). In furtherance of their respective obligations under Section 7.11(d) of the Merger Agreement to use reasonable efforts to ensure that the ratings condition of Section 8.02(e) of the Merger Agreement is satisfied, Republic Parent and Allied each hereby agree to provide, and to cause substantially all of their respective subsidiaries to provide, guaranties of the Indebtedness to the extent any of such parties are not currently obligors thereon; provided however, that: (i) such guaranties shall not become effective, in the case of any Republic Parent and Republic Parent subsidiary guaranties, until the effective date of the Merger, and, in the case of any Allied and Allied subsidiary guaranties, until the day after the effective date of the Merger; (ii) such guaranties shall otherwise, subject to Section 7.11(d) of the Merger Agreement, be in form and substance reasonably acceptable to the parties hereto (provided that any release of Republic Parent under any such guaranty obligation shall be limited to circumstances pertaining to the termination, satisfaction, discharge or defeasance of the applicable indebtedness which is the subject of such guaranty obligation); and (iii) this Agreement does not extend to those subsidiaries of Republic Parent and Allied that are not required by the terms of the Debt Financing (defined on Exhibit A hereto) to guaranty, and which do not guaranty, the Debt Financing.
     This Agreement is for the benefit of the parties to the Merger Agreement, and no third party beneficiary is intended. This Agreement does not constitute a guarantee of any of the Indebtedness. The obligations in this Agreement shall terminate and be of no effect in the event that the Merger Agreement terminates or expires in accordance with its terms prior to the closing of the Merger.

     Please indicate your acceptance of the understandings and agreement contained herein by having a copy of this letter executed in the space indicated below.

Sincerely, REPUBLIC SERVICES, INC.
By:	/s/ Edward A. Lang III
Edward A. Lang III Vice President, Finance and Treasurer

Accepted and Agreed: ALLIED WASTE INDUSTRIES, INC.
By:	/s/ Timothy R. Donovan, Esq.
Timothy R. Donovan, Esq. Executive Vice President, General Counsel and Corporate Secretary

Exhibit “A”
Description of Indebtedness
A.	(i) $1,750,000,000 Credit Facility of Republic Services, Inc. pursuant to the Credit Agreement, dated as of September 18, 2008, among Republic Services, Inc., Bank of America, N.A., as Administrative Agent and the lenders party thereto; and

(ii) $1,000,000,000 Credit Facility of Republic Services, Inc. pursuant to Credit Agreement, dated as of April 26, 2007, as amended by Amendment No. 1 to Credit Agreement, dated as of September 18, 2008, among Republic Services, Inc., Bank of America, N.A., as Administrative Agent and the lenders party thereto (the Credit Facilities set forth in clauses (i) and (ii) of this paragraph A referred to as the “Debt Financing”).

B.	$375,000,000 7 1/8% Notes due 2009, issued under Indenture, dated as of May 24, 1999, by and between Republic Services, Inc. and The Bank of New York Mellon (f/k/a The Bank of New York), as Trustee.

C.	Notes of Republic Services, Inc., issued under Indenture, dated as of August 15, 2001, as amended and supplemented from time to time, by and between Republic and The Bank of New York Mellon (f/k/a The Bank of New York), as Trustee,
1.	$400,000,000 6.75% Senior Notes due 2011, issued pursuant to First Supplemental Indenture, dated as of August 15, 2001; and

2.	$275,674,000 6.086% Notes due 2035 issued under Second Supplemental Indenture, dated as of March 21, 2005.
D.	Senior Notes of Allied Waste North America, Inc., issued under Senior Indenture, dated as of December 23, 1998, as amended and supplemented from time to time, by and between Allied Waste North America, Inc., and U.S. Bank National Association (f/k/a U.S. Bank Trust National Association), as Trustee
1.	$350,000,000 6 1/2% Senior Notes due 2010 issued pursuant to the Eleventh Supplemental Indenture, dated as of November 10, 2003;

2.	$400,000,000 5 3/4% Senior Notes due 2011 issued pursuant to Twelfth Supplemental Indenture, dated as of January 27, 2004;

3.	$275,000,000 6 3/8 % Senior Notes due 2011 issued pursuant to Fifteenth Supplemental Indenture, dated as of April 20, 2004;

4.	$450,000,000 7 7/8 % Senior Notes due 2013 issued pursuant to Tenth Supplemental Indenture, dated as of April 9, 2003;

5.	$425,000,000 6 1/8 % Senior Notes due 2014 issued pursuant to Thirteenth Supplemental Indenture, dated as of January 27, 2004;

6.	$400,000,000 7 3/8 % Senior Unsecured Notes due 2014 issued pursuant to Fourteenth Supplemental Indenture, dated as of April 20, 2004;

7.	$600,000,000 7 1/4% Senior Notes due 2015 issued pursuant to Sixteenth Supplemental Indenture, dated as of March 9, 2005;

8.	$600,000,000 7 1/8 % Senior Notes due 2016 issued pursuant to Seventeenth Supplemental Indenture, dated as of May 17, 2006; and

9.	$750,000,000 6 7/8 % Senior Notes due 2017 issued pursuant to Eighteenth Supplemental Indenture, dated as of March 12, 2007.
E.	Debentures of Browning-Ferris Industries, LLC (successor to Browning-Ferris Industries, Inc.) (“BFI”) issued under the Indenture, dated as of September 1, 1991, as amended and supplemented from time to time, by and between BFI, BBCO, Inc., as Co-Obligor and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, National Association, successor to Chase Bank of Texas, National Association, as successor trustee to First City, Texas-Houston, National Association.
1.	$100,000,000 9.25% Debenture due 2021

2.	$400,000,000 7.40% Debentures due 2035